EXHIBIT 3(B)

AMENDED AND RESTATED

BYLAWS

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EVI INDUSTRIES, INC.

(A Delaware Corporation)

ARTICLE I

OFFICES

SECTION 1.  Registered Office.  The Corporation’s registered office shall be at the address thereof set forth in the Corporation’s Certificate of Incorporation, as amended and/or restated from time to time (the “Certificate of Incorporation”).

SECTION 2.  Other Offices.  The Corporation may have an office or offices at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

SECTION 1.  Annual Meetings.  The annual meeting of stockholders of the Corporation shall be held each year at such time and date as shall be designated by the Board of Directors. Such meeting shall be held at such place within or without the State of Delaware, including by remote communication such as a “virtual only” meeting or “hybrid” meeting, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting. Such annual meeting shall be for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting in accordance with Sections 12 and 13 of this Article II.

SECTION 2.  Special Meetings.  Special meetings of the stockholders shall be held at the place within or without the State of Delaware, including by remote communication such as a “virtual only” meeting or “hybrid” meeting, and on the date and time as may be designated in the notice of said meeting, upon call of the Board of Directors, the Chairman of the Board or the President, or by the Chairman of the Board, the President, any Vice President or the Secretary at the request in writing, specifying the general nature of the business proposed to be transacted and delivered personally or by registered mail to the Secretary of the Corporation, of stockholders owning a majority of the issued and outstanding capital stock of the Corporation then entitled to vote thereat. Any special meeting called upon the request of stockholders, as described in the preceding sentence, shall be held on the date designated by the Board; provided such date must be within 90 days after the receipt of the request by the Secretary of the Corporation (or as promptly thereafter as practicable). No business may be transacted at a special meeting other than the business specified in the notice of such special meeting.

SECTION 3.  Notice and Purpose of Meetings.  Notice of the date, time and place of every meeting of stockholders (and, if applicable, means of remote communication) for each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, or a Vice President, the Secretary or any Assistant Secretary either personally, by mail or by any other lawful means of communication not less than 10 nor more than 60 days before the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Whenever notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, need be specified in any written waiver of notice.

SECTION 4.  Adjourned Meetings.  No notice need be given of any adjourned meeting if the time and place thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new record date is fixed for the meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 5.  Quorum.  A quorum at all meetings of stockholders shall consist of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote at the meeting, present in person or represented by proxy, except as otherwise provided by statute or the Certificate of Incorporation in respect of the vote that shall be required for a specified action. In the absence of a quorum at any meeting or any adjournment thereof, a majority of the shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote may adjourn such meeting to another time or times. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. For all purposes of this Article II, including this Section 5 and Section 7 below, a stockholder’s participation in, or presence at, a meeting of stockholders by remote communication as may be designated for such meeting of stockholders as provided in this Article II shall constitute presence in person at such meeting of stockholders with respect to both such stockholder and the shares entitled to be voted thereat by such stockholder.

SECTION 6.  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence, by the President, or in both of their absences, by a chairman to be chosen by the Board. The Secretary of the Corporation or, in his absence, an Assistant Secretary shall act as secretary of every meeting of stockholders, but if neither the Secretary nor an Assistant Secretary is present, the Board shall choose a person to act as secretary of the meeting.

SECTION 7.  Voting.  Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of capital stock of the Corporation having voting rights shall be entitled, with respect to each matter to be voted upon by the stockholders at a meeting of stockholders, to one vote for each share of capital stock of the Corporation standing in his name on the records of the Corporation on the date fixed as the record date for the determination of stockholders entitled to notice of and to vote at such meeting. Except as otherwise provided by statute or the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the stockholders shall be authorized at a meeting of stockholders by a vote of a majority of the shares of capital stock present in person or represented by proxy and then entitled to vote on such action. Except as otherwise provided by applicable law or the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares of capital stock of the Corporation present in person or represented by proxy and entitled to vote thereon.

SECTION 8.  Proxy Representation.  Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 9.  List of Stockholders.  A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Corporation. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal executive offices of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law.

SECTION 10.  Inspectors of Election.  At all elections of directors, and in all other matters in which a vote is to be taken, the chairman of the meeting shall, in advance of such meeting, appoint one or more inspectors of election. If so appointed, the inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, shall take charge of the polls and, after the vote shall have been taken on all matters on which the inspectors are to so act, shall make a certificate of the results thereof.

SECTION 11.  Written Consent of Stockholders without a Meeting.  Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, by written consent, setting forth the action so taken, signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 12.  Advance Notice of Stockholder Business.

(a)    Only such business shall be conducted as shall have been properly brought before a meeting of the stockholders of the corporation. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) a proper matter for stockholder action under the Delaware General Corporation Law (the “DGCL”) that has been properly brought before the meeting by a stockholder (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 12. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to submit business (other than director nominations, which are governed by the procedures set forth in Section 13 of this Article II, and matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) before an annual meeting of stockholders.

(b)    Other than proposals sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, for business to be considered properly brought before the meeting by a stockholder in accordance with clause (iii) of the preceding paragraph (a), such stockholder must, in addition to any other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(c)    To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, any interest of any Proponent (as defined below) in such business (including any anticipated benefit of such business) that is material to any Proponent, individually, or to all of the Proponents, in the aggregate, other than solely as a result of its or their ownership of the Corporation’s capital stock, the information and representations set forth in the following sentence, and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, and shall be updated and supplemented in accordance with clause (d) below. The written notice must also include: (i) the name and address of the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the proposal (or nomination in the case of a director nomination pursuant to Section 13 of this Article II) is made (such stockholder and beneficial owner(s), each, a “Proponent” and collectively, the “Proponents”), in each case, as they appear on the Corporation’s books; (ii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by each Proponent; (iii) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such proposal (or nomination in the case of a director nomination pursuant to Section 13 of this Article II) between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (iv) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Corporation entitled to vote at the meeting and intend to appear in person (including, if applicable, by remote communication) or by proxy at the meeting to propose the business (or nominate the director in the case of a director nomination pursuant to Section 13 of this Article II) that is specified in the notice; (v) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to carry such proposal (or nominate the director in the case of a director nomination pursuant to Section 13 of this Article II); (vi) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal (or nomination in the case of a director nomination pursuant to Section 13 of this Article II) on the date of such stockholder’s notice; and (vii) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

(d)    A stockholder providing written notice required by this Section 12 (or Section 13 of this Article II) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of the preceding sentence, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of the preceding sentence, such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date of the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(e)    Notwithstanding the foregoing provisions of this Section 12, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act and the rules and regulations promulgated thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to, and shall not, limit the requirements applicable to stockholder proposals set forth in this Section 12.

(f)    No business shall be conducted at an annual meeting of stockholders except business brought before the annual meeting in accordance with this Section 12 (including, if applicable, stockholder proposals made in compliance with Section 14a-8 under the Exchange Act and included in the Corporation’s proxy statement for the annual meeting).

(g)    The chairman of the annual meeting shall have the power to determine whether business was properly brought before the annual meeting, and if the chairman should determine that business was not properly brought before the annual meeting, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting.

(h)    Except as otherwise required by law, nothing in this Section 12 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any proposal submitted by a stockholder.

(i)    For purposes of this Section 12 and Section 13 of this Article II:

(1)    “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”);

(2)    “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial: (A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, (B) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation, (C) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (D) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(3)    “public announcement” shall mean disclosure in a press release reported by the Dow Jones Newswires, Associated Press or comparable national news service (including, without limitation, Business Wire) or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 13.  Advance Notice of Director Nominations.

(a)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except, if applicable, as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the Board (or any duly authorized committee thereof) or (iii) made by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 13.

(b)    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 12(b) of this Article II, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(c)    To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each nominee such stockholder proposes to nominate at the meeting: (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by such nominee, and the date or dates on which such shares were acquired and the investment intent of such acquisition, and (D) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice and each other Proponent, the information required by Section 12(c) of this Article II. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. For the written notice to be and remain proper, the information set forth therein shall also be updated and supplemented as required in accordance with Section 12(d) of this Article II.

(d)    Notwithstanding the foregoing provisions of this Section 13, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 13. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to, and shall not, limit the requirements applicable for director nominations to be considered pursuant to this Section 13.

(e)    Subject to the rights, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors as may be provided in the Certificate of Incorporation, no person shall be considered for election to the Board unless nominated in accordance with this Section 13.

(f)    The chairman of the annual meeting shall have the power to determine whether a director nomination was properly made, and if the chairman should determine that a director nomination was not properly made, the chairman shall so declare to the meeting and such nomination shall be disregarded and not brought for consideration at the meeting.

(g)    Except as otherwise required by law, nothing in this Section 13 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a stockholder.

ARTICLE III

DIRECTORS

SECTION 1.  Powers, Number, Qualification and Term.  The property, affairs and business of the Corporation shall be managed by its Board of Directors, which shall consist of not less than three (3) nor more than nine (9) members. The exact number of directors shall be fixed from time to time by resolution of the Board of Directors. Each director shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify or until his earlier resignation or removal. The directors shall have the power, from time to time and at any time, when the stockholders are not assembled at a meeting, to increase or decrease their own number by resolution adopted by the Board of Directors. If the number of directors is increased, all of the additional directors may be elected by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, they shall be elected by plurality vote by the stockholders at such annual meeting to serve until the next annual meeting of stockholders and until their respective successors shall be elected and shall qualify. Directors need not be stockholders.

SECTION 2.  Committees.  An Executive Committee of two (2) or more directors may be designated by resolution passed by a majority of the whole Board of Directors. Whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of the Board, said Committee shall advise with, and aid, the officers of the Corporation in all matters concerning its interests and the management of its business and affairs, and generally perform such duties and exercise such powers as may be performed and exercised by the Board of Directors from time to time, and the Executive Committee shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it and, insofar as may be permitted by law, exercise the powers and perform the obligations of the Board of Directors. The Board of Directors may also designate one or more committees in addition to the Executive Committee by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees to consist of two (2) or more directors of the Corporation and, to the extent provided in the resolution or resolutions designating them, shall have or may exercise the specific powers of the Board of Directors in the management of the business and affairs of the Corporation, subject to any limitations on such authority as provided by applicable law, rule or regulation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting whether or not they constituted a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 3.  Meetings.  Meetings of the Board of Directors or any committee thereof, shall be held at such place within or outside the State of Delaware, including by means of remote communication, as may from time to time be fixed by resolution of the Board of Directors or committee, as the case may be, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors, or any committee thereof, shall be held at such times as may from time to time be determined by the Board of Directors or committee as the case may be (but in the case of the Board of Directors, at least quarterly), and special meetings may be held at any time upon the call of the Chairman of the Board, the President or a majority of the directors or committee as the case may be, notice duly provided to each director (or in the case of a committee, each member of such committee) not less than one (1) day before the meeting. Notice need not be given of regular meetings of the Board of Directors or any committee thereof. Any meeting of directors or any committee thereof may be held at any time without notice if all the directors (or in the case of a committee, all the members of such committee) are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. Whenever notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or a committee of directors, need be specified in any written waiver of notice.

SECTION 4.  Organization.  The Chairman of the Board shall preside at all meetings of the Board of Directors. In his absence, the President, if present and acting, or in his absence any director chosen by the Board, shall preside. Meetings of any committee of the Board of Directors shall be presided over by the Chairman of such committee, as designated by the Board, or in his absence or the absence of a designated chairman, such member of the committee as may be chosen by such committee.

SECTION 5.  Quorum.  Except as otherwise provided by statute or the Certificate of Incorporation, the number of directors which shall constitute a quorum of the Board of Directors or committee thereof shall be a majority of the total number of directors comprising the Board of Directors or such committee. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or committee thereof, as the case may be. At any meeting at which there shall not be a quorum present, a majority of the directors present, although less than a quorum, may adjourn the meeting without further notice from time to time until a quorum shall be present.

SECTION 6.  Resignation and Removal of Directors.  Any director may resign at any time upon written notice to the Corporation. At any meeting of stockholders duly called as provided in these Bylaws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of capital stock outstanding and then entitled to vote for the election of directors, be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

SECTION 7.  Vacancies.  In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in number, or otherwise, except insofar as otherwise provided in these Bylaws, the remaining directors, although less than a quorum, may by majority vote elect a successor or successors to fill such vacancies for the unexpired term or terms.

SECTION 8.  Action without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent thereto in writing. Any such written consent shall be filed with the minutes of proceedings of the Board or the committee.

SECTION 9.  Remote Communication.  Any member or members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

SECTION 10.  Compensation of Directors.  Directors may, by resolution of the Board of Directors, be paid their expenses, if any, for their service as directors, including expenses of attendance at each meeting of the Board of Directors, and receive such cash, equity and other compensation as may be determined by the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation.

ARTICLE IV

OFFICERS

SECTION 1.  Number.  The Board of Directors shall, each year, elect a President, a Treasurer and a Secretary, and from time to time may elect a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person.

SECTION 2.  Term, Resignation and Removal.  The term of office of all officers shall be one year and until their respective successors are elected and qualified, but any officer may resign at any time upon written notice to the Corporation or may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 3.  Compensation of Officers.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or a committee thereof, provided that the Board may delegate to the Chairman of the Board or President the power to fix the compensation of officers and agents other than executive officers.

SECTION 4.  Voting Corporation’s Securities.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or, in the event of his inability to act, the President shall have full power and authority on behalf of the Corporation to execute powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation and to attend and to act and to vote at any meeting of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE V

DUTIES OF OFFICERS

SECTION 1.  Chairman of the Board.  The Chairman of the Board, if one has been elected, shall preside at all meetings of the Board of Directors and stockholders. He shall have such other duties as may be assigned to him from time to time by the Board of Directors. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President.

SECTION 2.  President.  The President shall be the Chief Executive Officer of the Corporation, and he shall have general supervision over the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and stockholders. He shall have the power to execute contracts and other instruments of the Corporation, and such other duties and powers as may be assigned to him from time to time by the Board of Directors.

SECTION 3.  Vice Presidents.  The Board of Directors may appoint one or more Vice Presidents, each of whom shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors. During the absence or disability of the Chairman of the Board and the President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President.

SECTION 4.  Treasurer.  The Treasurer shall cause to be entered regularly in books to be kept for the purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and he shall perform all duties incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so requires. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

SECTION 5.  Assistant Treasurers.  The Board of Directors may appoint one or more Assistant Treasurers who, in the order of their seniority, shall, in the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 6.  Secretary.  The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings in a book to be kept for that purpose and shall perform like duties for other committees when so required. He shall give or cause to be given notice of all meetings of stockholders and of the Board of Directors and of committees. He shall keep in safe custody the seal of the Corporation and, as required, shall affix the same to any instrument whose execution has been authorized, and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any officer to affix the seal of the Corporation or to attest the affixing by his signature. The Secretary shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

SECTION 7.  Assistant Secretaries.  The Board of Directors may appoint one or more Assistant Secretaries who, in the order of their seniority, shall, in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

SECTION 8.  Inability to Act.  In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1.  General Right to Indemnification.  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.  Indemnification in Derivative Actions.  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

SECTION 3.  Determination of Right to Indemnification.  Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Anything hereinabove set forth to the contrary notwithstanding, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall in any event be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4.  Authority to Advance Expenses.  Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, agent or other person to be indemnified to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

SECTION 5.  Provisions Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 6.  Authority to Insure.  The Corporation is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

SECTION 7.  Continuation of Right.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 8.  Savings Clause.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify, and advance expenses to, each director, officer, employee and agent of the Corporation or other person entitled to indemnity or expense advancement hereunder to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII

CERTIFICATES OF STOCK

SECTION 1.  General.  The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with applicable statutes and the Certificate of Incorporation as the Board of Directors may from time to time prescribe, provided that the Board of Directors may provide by resolution or resolutions that some or any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 2.  Form and Transfers.  Subject to applicable law and restrictions or limitations on the transfer, registration or ownership of any shares, transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 6 of this Article VII, and with such proof of authority and the authenticity of signature as the Corporation or its transfer agent may reasonably require and (i) in the case of shares represented by a certificate, upon the surrender of the certificate properly endorsed or accompanied by a written assignment or power of attorney properly executed and the payment of all applicable transfer taxes thereon, such certificate shall be cancelled and the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and the transaction shall be recorded upon the Corporation’s books or (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions and the payment of all applicable transfer taxes thereon, such uncertificated shares shall be cancelled and the issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the Corporation’s books. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares, or uncertificated shares of the capital stock of the Corporation.

Certificates of stock shall be signed by the Chairman of the Board, the President or any Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or registered by a registrar, the signatures of the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall provide to the registered owner thereof a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on a certificate representing such stock pursuant to applicable sections of the DGCL, including restrictions or limitations on the transfer, registration or voting of such stock.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, the notice contemplated in the preceding paragraph shall contain a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 3.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 4.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is so fixed, such record date shall be determined in accordance with statute.

SECTION 5.  Lost, Stolen, Destroyed or Mutilated Certificates.  No certificate for shares or uncertificated shares of stock of the Corporation shall be issued in place of any mutilated certificate or of any certificate alleged to have been lost, destroyed or stolen, except on production of such mutilated certificate or on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion deem sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 6.  Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

ARTICLE VIII

CORPORATE RECORDS

SECTION 1.  Form of Records.  The records maintained by the Corporation in the regular course of its business shall be kept on or by means of any form permitted by law. The Corporation shall convert any records so kept into clearly legible paper upon the request of any person entitled to inspect the same.

SECTION 2.  Examination of Books by Stockholders.  The books, accounts and records of the Corporation, except as may otherwise be required by statute, may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

Subject to applicable law, the Board of Directors shall determine whether and to what extent the books, accounts and records of the Corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the Corporation except as conferred by statute or by resolution of the Board of Directors.

ARTICLE IX

CORPORATE SEAL

The Corporation may have a corporate seal. Any such corporate seal shall consist of a die bearing the name of the Corporation and the inscription “Corporate Seal-Delaware 1963,” or such other inscription as may be approved by the Board. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be July 1 to June 30 or such other fiscal year as the Board of Directors shall fix.

ARTICLE XI

AMENDMENTS

The Bylaws of the Corporation shall be subject to alteration, amendment or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or statute may be made by the affirmative vote or consent of a majority of the whole Board of Directors or the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders or by the written consent of the holders of a majority of such stock.